UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission file number: 333-158721

TOPAZ RESOURCES, INC.

(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of

Incorporation or organization)

27-2650817

(I.R.S. Employer Identification No.)

1012 North Masch Branch Road,

Denton, TX  76207

(Address of principal executive offices)

940-243-1122

(Issuer's telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

Name of each exchange on which each class is to be registered

Common Stock

NASDAQ Over the Counter Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [  ]

Securities Act registration statement file number to which this form relates: 333-158721

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Topaz Resources, Inc. common shares  to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s 424(b)(5) Prospectus (Securities Act file number 333-158721) filed with the Securities and Exchange Commission on April 23, 2009, which is incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 12, 2011	Topaz Resources, Inc.
(Registrant)

By: /s/ Edward Munden
Name: Edward Munden
Title: Chief Executive Officer